Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2020 FINANCIAL RESULTS AND ANNOUNCES STRATEGIC INITIATIVES

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2020 net earnings of $0.34 per share; earnings before items[1] of $0.36 per share
•	Announces significant cost savings program with expected annual savings of $200 million
•	Execution of asset repurposing plan with conversion of Kingsport, TN and Ashdown, AR
•	Commences review of strategic alternatives for Personal Care Division

Fort Mill, SC, August 7, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $19 million ($0.34 per share) for the second quarter of 2020 compared to net earnings of $5 million ($0.09 per share) for the first quarter of 2020 and net earnings of $18 million ($0.28 per share) for the second quarter of 2019. Sales for the second quarter of 2020 were $1.0 billion.

Excluding items listed below, the Company had earnings before items1 of $20 million ($0.36 per share) for the second quarter of 2020 compared to earnings before items1 of $5 million ($0.09 per share) for the first quarter of 2020 and earnings before items1 of $36 million ($0.57 per share) for the second quarter of 2019.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Second quarter 2020

● Closure and restructuring costs	Pulp and Paper	Closure and restructuring costs	$1	$1	$0.02

First quarter 2020

● None

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 6

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Second quarter 2019

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$15	$12	$0.19

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.10

QUARTERLY REVIEW

“We have been proactive in reducing risk and safeguarding our ability to weather the current crisis. We are taking the appropriate steps to optimize our operations and to remain an agile, reliable partner to our customers,” said John D. Williams, President and Chief Executive Officer. “Despite the significant challenges we faced in Pulp and Paper markets, we have been able to manage costs while initiating cash and cost conservation initiatives across the network.”

Mr. Williams added, “In Personal Care, second quarter revenues were lower following a record first quarter, which was driven partly by consumer pantry loading. While revenues were lower than prior quarter, good cost control and improved operational efficiencies supported a solid EBITDA performance. The second quarter ended with an EBITDA margin of 14.4%, which was a 160 basis point improvement when compared to the first quarter and the highest divisional margin since the fourth quarter of 2015.”

Operating income was $14 million in the second quarter of 2020 compared to operating income of $19 million in the first quarter of 2020. Depreciation and amortization totaled $71 million in the second quarter of 2020.

Operating income before items1 was $15 million in the second quarter of 2020 compared to operating income before items1 of $19 million in the first quarter of 2020.

(In millions of dollars)	2Q 2020	1Q 2020

Sales	$1,012	$1,278
Operating income (loss)
Pulp and Paper segment	3	4
Personal Care segment	18	20
Corporate	(7)	(5)
Total operating income	14	19
Operating income before items[1]	15	19
Depreciation and amortization	71	72

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 6

The decrease in operating income in the second quarter of 2020 was the result of lower volume and unfavorable productivity. These factors were partially offset by lower maintenance costs and lower salaries and wages, mostly due to wage subsidies, lower selling, general and administrative expenses, lower raw material costs, favorable exchange rates and lower fixed and other costs.

When compared to the first quarter of 2020, manufactured paper shipments were down 32% and pulp shipments increased 10%. The shipment-to-production ratio for paper was 105% in the second and the first quarters of 2020. Paper inventories decreased by 22,000 tons, and pulp inventories decreased by 2,000 metric tons when compared to the first quarter of 2020.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities amounted to $67 million and capital expenditures were $40 million, resulting in free cash flow1 of $27 million for the second quarter of 2020. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at June 30, 2020 and at March 31, 2020. At June 30, 2020, we had total liquidity of approximately $906 million ($124 million of cash on hand, $782 million in available credit facilities) with no near-term debt maturities.

OUTLOOK

We expect the overall environment to continue to be challenging. In Paper, we expect demand to remain weak, with some incremental recovery expected in quarter three and towards year-end. We expect near-term pulp markets to be impacted by seasonal softness, elevated global inventories, and weak demand trends from paper markets. Personal Care will continue to benefit from productivity gains and the impact from new customer wins. Overall raw material costs are expected to remain stable.

STRATEGIC INITIATIVES

COST REDUCTION PROGRAM

The Company is implementing a cost reduction program, targeting $200 million in annual run-rate cost savings to be realized by the end of 2021. The goal of the program is to build a stronger business operation, enhance the Company’s cost efficiency, and improve operating margins and maximize productivity and cash flow. The cost saving initiatives include capacity reduction and asset closures, mill-level cost savings and rightsizing support functions. The leaner organizational structure is also expected to improve communication flow and cross-functional collaboration, leveraging more efficient business processes.

As part of the cost savings program, the Company will permanently close the uncoated freesheet manufacturing at the Kingsport, Tennessee and Port Huron, Michigan mills, the remaining paper machine at the Ashdown, Arkansas mill and the converting center in Ridgefields, Tennessee. These actions will reduce the Company’s annual uncoated freesheet paper capacity by approximately 721,000 short tons, and will result in a workforce reduction of approximately 780 employees. The Kingsport and Ashdown paper machines, which have been idled since April 2020, will not recommence operations. The Port Huron and Ridgefields mills are expected to shut down by the end of the first quarter of 2021.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 6

“We remain disciplined in our efforts to manage our costs to improve profitability and further strengthen our balance sheet. In line with these goals and current market conditions, we are implementing a significant cost savings program to streamline operations, maximize productivity and improve margins. This program will create a stronger, leaner organization aligned to meet the needs of the business and our customers in a post COVID-19 era,” said Mr. Williams. “This important and necessary step is expected to reduce our annualized costs by more than $200 million, while significantly improving our free cash flow and return on invested capital. We have a talented and dedicated workforce at Domtar, and decisions that affect people are never easy. However, we are taking the necessary steps to better position our business for the future.”

EXECUTION OF THE ASSET CONVERSION ROADMAP

Domtar’s decision to repurpose assets at Kingsport, Tennessee and Ashdown, Arkansas follows a disciplined and measured review of the Company’s manufacturing footprint. This conversion program is consistent with the roadmap that Domtar made public in 2018. The previously announced multi-mill conversion roadmap is designed to increase shareholder value as we adjust our paper capacity to align with our customer demand. Through this process, we have identified up to four large scale paper machine/mill repurposing projects that have the ability to produce 2.5 million tons of containerboard and/or 570,000 ADMT of additional market softwood and fluff pulp.

Entering the recycled linerboard market at Kingsport, Tennessee

The Company plans to enter the linerboard market with the conversion of the Kingsport paper machine. Once in full operation, the mill will produce and market approximately 600,000 tons annually of high-quality recycled linerboard and medium, providing the Company with a strategic footprint in a growing adjacent market. The conversion is expected to be completed by the first quarter of 2023.

Domtar estimates the conversion cost to be between $300 and $350 million. Once fully operational, the mill is expected to be a very low-cost, first quartile recycled linerboard mill in North America. The converted mill is expected to directly employ approximately 160 employees.

“Repurposing the Kingsport mill provides Domtar with the best strategic entry point into a growing market with a very competitive, low-cost asset and represents a first step to building a large and cost-competitive business,” said Mr. Williams. “Kingsport is well positioned to be the go-to supplier to independent converters for quality, service and innovation as the mill is less than a day’s drive from over 60 customers representing an addressable 3.9 million tons of annual containerboard demand.”

Completing the conversion to softwood and fluff pulp at Ashdown, Arkansas

The Company will complete the conversion of the Ashdown mill to 100% softwood and fluff pulp, which will require $15 to $20 million of capital investments and will take 12 to 14 months to implement. The mill will produce additional market hardwood pulp until it converts the fiberline to softwood pulp. The conversion of the fiberline to 100% softwood is also necessary for an eventual expansion into containerboard. Following the fiberline conversion, Ashdown will be a world-class market pulp mill with annual production capacity of 775,000 tons of fluff and softwood pulp.

4 / 6

With these two conversions, Domtar continues to deliver on its strategic roadmap to make value creating investments in its world-class facilities, and to this end, provides a bright future for the Kingsport and Ashdown mills.

REVIEW OF STRATEGIC ALTERNATIVES FOR PERSONAL CARE DIVISION

The Company has commenced a strategic review process to explore a range of value-creating alternatives for its Personal Care division, which may include a sale of the business. The strategic review process will be conducted with the assistance of Domtar’s independent financial and legal advisors and will consider a full range of potential alternatives with respect to the Company’s Personal Care division.

“Over the past year, we have significantly improved the operating structure and cost profile of our Personal Care division due in large part to the hard work and perseverance of our teams. In addition, the scale-up of new customer and sales pipeline gives us confidence in the long-term prospects for the business.” Mr. Williams said. “With this positive momentum, we believe now is the right time to initiate a strategic review.”

The Company has not set a deadline for the conclusion of its review of strategic alternatives, and does not intend to comment further unless and until the Board of Directors has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or necessary.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2020 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 367-2403 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2020 earnings results on October 29, 2020 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

5 / 6

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 9,200 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams, those contained under “Outlook” and under “Strategic Initiatives,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2019 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

6 / 6

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	For the three months ended		For the six months ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	802	1,106	1,833	2,263
Personal Care	229	228	495	467
Total for reportable segments	1,031	1,334	2,328	2,730
Intersegment sales	(19)	(17)	(38)	(37)
Consolidated sales	1,012	1,317	2,290	2,693
Depreciation and amortization
Pulp and Paper	56	59	114	117
Personal Care	15	15	29	30
Total for reportable segments	71	74	143	147
Impairment of long-lived assets - Personal Care	—	15	—	25
Consolidated depreciation and amortization and impairment of long-lived assets	71	89	143	172
Operating income (loss)
Pulp and Paper	3	62	7	206
Personal Care	18	(18)	38	(26)
Corporate	(7)	(10)	(12)	(31)
Consolidated operating income	14	34	33	149
Interest expense, net	15	13	29	26
Non-service components of net periodic benefit cost	(5)	(2)	(9)	(5)
Earnings before income taxes and equity loss	4	23	13	128
Income tax (benefit) expense	(15)	5	(12)	29
Equity loss, net of taxes	—	—	1	1
Net earnings	19	18	24	98
Per common share (in dollars)
Net earnings
Basic	0.34	0.29	0.43	1.56
Diluted	0.34	0.28	0.43	1.55
Weighted average number of common shares outstanding (millions)
Basic	55.2	63.0	55.6	63.0
Diluted	55.3	63.3	55.7	63.3
Cash flows from operating activities	67	119	155	174
Additions to property, plant and equipment	40	55	102	101

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM Corporation, (“EAM”), a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	For the three months ended		For the six months ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$

Sales	1,012	1,317	2,290	2,693
Operating expenses
Cost of sales, excluding depreciation and amortization	837	1,079	1,920	2,131
Depreciation and amortization	71	74	143	147
Selling, general and administrative	93	105	195	228
Impairment of long-lived assets	—	15	—	25
Closure and restructuring costs	1	8	1	12
Other operating (income) loss, net	(4)	2	(2)	1
	998	1,283	2,257	2,544
Operating income	14	34	33	149
Interest expense, net	15	13	29	26
Non-service components of net periodic benefit cost	(5)	(2)	(9)	(5)
Earnings before income taxes and equity loss	4	23	13	128
Income tax (benefit) expense	(15)	5	(12)	29
Equity loss, net of taxes	—	—	1	1
Net earnings	19	18	24	98
Per common share (in dollars)
Net earnings
Basic	0.34	0.29	0.43	1.56
Diluted	0.34	0.28	0.43	1.55
Weighted average number of common shares outstanding (millions)
Basic	55.2	63.0	55.6	63.0
Diluted	55.3	63.3	55.7	63.3

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2020	2019
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	124	61
Receivables, less allowances of $11 and $6	535	577
Inventories	767	786
Prepaid expenses	36	33
Income and other taxes receivable	34	61
Total current assets	1,496	1,518
Property, plant and equipment, net	2,509	2,567
Operating lease right-of-use assets	74	81
Intangible assets, net	564	573
Other assets	162	164
Total assets	4,805	4,903
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	9
Trade and other payables	565	705
Income and other taxes payable	33	23
Operating lease liabilities due within one year	28	28
Long-term debt due within one year	13	1
Total current liabilities	639	766
Long-term debt	1,089	938
Operating lease liabilities	62	69
Deferred income taxes and other	461	479
Other liabilities and deferred credits	277	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,711	1,770
Retained earnings	997	998
Accumulated other comprehensive loss	(432)	(393)
Total shareholders' equity	2,277	2,376
Total liabilities and shareholders' equity	4,805	4,903

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended		For the six months ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$
Operating activities
Net earnings	19	18	24	98
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	71	74	143	147
Deferred income taxes and tax uncertainties	(13)	2	(12)	(1)
Impairment of long-lived assets	—	15	—	25
Stock-based compensation expense	2	3	3	5
Equity loss, net	—	—	1	1
Changes in assets and liabilities, excluding the effect of acquisition of business
Receivables	70	70	42	40
Inventories	(8)	(5)	20	(54)
Prepaid expenses	7	(11)	2	(11)
Trade and other payables	(79)	(7)	(95)	(76)
Income and other taxes	1	(40)	40	(14)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	—	—	(1)	1
Other assets and other liabilities	(3)	—	(12)	13
Cash flows from operating activities	67	119	155	174
Investing activities
Additions to property, plant and equipment	(40)	(55)	(102)	(101)
Proceeds from disposals of property, plant and equipment	—	1	—	1
Acquisition of business, net of cash acquired	(30)	—	(30)	—
Cash flows used for investing activities	(70)	(54)	(132)	(100)
Financing activities
Dividend payments	(25)	(28)	(51)	(55)
Stock repurchase	—	(8)	(59)	(8)
Net change in bank indebtedness	—	—	(10)	3
Change in revolving credit facility	(220)	—	(80)	—
Proceeds from receivables securitization facility	—	60	25	80
Repayments of receivables securitization facility	(80)	(90)	(80)	(110)
Issuance of long-term debt	300	—	300	—
Repayments of long-term debt	—	(1)	—	(1)
Other	(1)	—	(4)	(1)
Cash flows (used for) provided from financing activities	(26)	(67)	41	(92)
Net (decrease) increase in cash and cash equivalents	(29)	(2)	64	(18)
Impact of foreign exchange on cash	1	1	(1)	—
Cash and cash equivalents at beginning of period	152	94	61	111
Cash and cash equivalents at end of period	124	93	124	93
Supplemental cash flow information
Net cash payments (refund) for:
Interest	8	7	25	23
Income taxes	1	44	(24)	50

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2020			2019
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	24	80	18	20	(34)	84
(+)	Pension settlement loss	($)	—	—	—	—	—	—	22	22
(+)	Impairment of long-lived assets	($)	—	—	—	8	12	26	—	46
(+)	Closure and restructuring costs	($)	—	1	1	3	6	9	14	32
(=)	Earnings before items	($)	5	20	25	91	36	55	2	184
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	56.2	55.3	55.7	63.2	63.3	61.7	57.3	61.4
(=)	Earnings before items per diluted share	($)	0.09	0.36	0.45	1.44	0.57	0.89	0.03	3.00

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	24	80	18	20	(34)	84
(+)	Equity loss, net of taxes	($)	1	—	1	1	—	—	1	2
(+)	Income tax expense (benefit)	($)	3	(15)	(12)	24	5	(1)	(26)	2
(+)	Interest expense, net	($)	14	15	29	13	13	12	14	52
(+)	Depreciation and amortization	($)	72	71	143	73	74	72	74	293
(+)	Impairment of long-lived assets	($)	—	—	—	10	15	33	—	58
(=)	EBITDA	($)	95	90	185	201	125	136	29	491
(/)	Sales	($)	1,278	1,012	2,290	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin	(%)	7%	9%	8%	15%	9%	11%	2%	9%
	EBITDA	($)	95	90	185	201	125	136	29	491
(+)	Pension settlement loss	($)	—	—	—	—	—	—	30	30
(+)	Closure and restructuring costs	($)	—	1	1	4	8	11	19	42
(=)	EBITDA before items	($)	95	91	186	205	133	147	78	563
(/)	Sales	($)	1,278	1,012	2,290	1,376	1,317	1,283	1,244	5,220
(=)	EBITDA margin before items	(%)	7%	9%	8%	15%	10%	11%	6%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2020			2019
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	88	67	155	55	119	108	160	442
(-)	Additions to property, plant and equipment	($)	(62)	(40)	(102)	(46)	(55)	(56)	(98)	(255)
(=)	Free cash flow	($)	26	27	53	9	64	52	62	187

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	—		3	3	1	9
(+)	Long-term debt due within one year	($)	1	13		1	1	1	1
(+)	Long-term debt	($)	1,102	1,089		853	824	938	938
(=)	Debt	($)	1,103	1,102		857	828	940	948
(-)	Cash and cash equivalents	($)	(152)	(124)		(94)	(93)	(98)	(61)
(=)	Net debt	($)	951	978		763	735	842	887
(+)	Shareholders' equity	($)	2,181	2,277		2,608	2,619	2,439	2,376
(=)	Total capitalization	($)	3,132	3,255		3,371	3,354	3,281	3,263
	Net debt	($)	951	978		763	735	842	887
(/)	Total capitalization	($)	3,132	3,255		3,371	3,354	3,281	3,263
(=)	Net debt-to-total capitalization	(%)	30%	30%		23%	22%	26%	27%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2020

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD	Q1'20	Q2'20	Q3'20	Q4'20	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	4	3	—	—	7	20	18	—	—	38	(5)	(7)	—	—	(12)	19	14	—	—	33
(+)	Closure and restructuring costs	($)	—	1	—	—	1	—	—	—	—	—	—	—	—	—	—	—	1	—	—	1
(=)	Operating income (loss) before items	($)	4	4	—	—	8	20	18	—	—	38	(5)	(7)	—	—	(12)	19	15	—	—	34

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	4	4	—	—	8	20	18	—	—	38	(5)	(7)	—	—	(12)	19	15	—	—	34
(+)	Non-service components of net periodic benefit cost	($)	4	6	—	—	10	—	—	—	—	—	—	(1)	—	—	(1)	4	5	—	—	9
(+)	Depreciation and amortization	($)	58	56	—	—	114	14	15	—	—	29	—	—	—	—	—	72	71	—	—	143
(=)	EBITDA before items	($)	66	66	—	—	132	34	33	—	—	67	(5)	(8)	—	—	(13)	95	91	—	—	186
(/)	Sales	($)	1,031	802	—	—	1,833	266	229	—	—	495	—	—	—	—	—	1,297	1,031	—	—	2,328
(=)	EBITDA margin before items	(%)	6%	8%	—	—	7%	13%	14%	—	—	14%	—	—	—	—	—	7%	9%	—	—	8%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	(11)	226	(8)	(18)	2	8	(16)	(21)	(10)	(4)	(12)	(47)	115	34	29	(15)	163
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	10	15	1	—	26	—	—	—	—	—	10	15	33	—	58
(+)	Closure and restructuring costs	($)	—	—	5	17	22	4	8	6	2	20	—	—	—	—	—	4	8	11	19	42
(=)	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	6	280	6	5	9	10	30	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—	—	—	—	—	—	—	—	—	30	30
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	(28)	(20)	—	—	—	—	—	—	(1)	—	(2)	(3)	3	2	2	(30)	(23)
(+)	Depreciation and amortization	($)	58	59	57	57	231	15	15	15	17	62	—	—	—	—	—	73	74	72	74	293
(=)	EBITDA before items	($)	205	124	127	65	521	21	20	24	27	92	(21)	(11)	(4)	(14)	(50)	205	133	147	78	563
(/)	Sales	($)	1,157	1,106	1,079	1,027	4,369	239	228	219	234	920	—	—	—	—	—	1,396	1,334	1,298	1,261	5,289
(=)	EBITDA margin before items	(%)	18%	11%	12%	6%	12%	9%	9%	11%	12%	10%	—	—	—	—	—	15%	10%	11%	6%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2020			2019
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,031	802	1,833	1,157	1,106	1,079	1,027	4,369
Operating income (loss)	($)	4	3	7	144	62	31	(11)	226
Depreciation and amortization	($)	58	56	114	58	59	57	57	231
Impairment of long-lived assets	($)	—	—	—	—	—	32	—	32
Paper
Paper Production	('000 ST)	648	436	1,084	757	697	653	619	2,726
Paper Shipments - Manufactured	('000 ST)	679	459	1,138	736	681	672	656	2,745
Communication Papers	('000 ST)	569	366	935	615	567	563	554	2,299
Specialty and Packaging Papers	('000 ST)	110	93	203	121	114	109	102	446
Paper Shipments - Sourced from 3rd parties	('000 ST)	22	12	34	23	21	25	24	93
Paper Shipments - Total	('000 ST)	701	471	1,172	759	702	697	680	2,838
Pulp
Pulp Shipments(a)	('000 ADMT)	389	427	816	349	370	416	404	1,539
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	3%	2%	2%	2%	2%	5%	5%	4%
Softwood Kraft Pulp	(%)	52%	57%	55%	53%	56%	55%	54%	54%
Fluff Pulp	(%)	45%	41%	43%	45%	42%	40%	41%	42%

Personal Care Segment
Sales	($)	266	229	495	239	228	219	234	920
Operating income (loss)	($)	20	18	38	(8)	(18)	2	8	(16)
Depreciation and amortization	($)	14	15	29	15	15	15	17	62
Impairment of long-lived assets	($)	—	—	—	10	15	1	—	26

Average Exchange Rates	$US / $CAN	1.344	1.385	1.365	1.329	1.337	1.321	1.321	1.327
	$CAN / $US	0.744	0.722	0.733	0.752	0.748	0.757	0.757	0.754
	€ / $US	1.102	1.101	1.102	1.136	1.124	1.111	1.107	1.120

As a result of changes in our organization structure, we have changed our segment reporting. Starting January 1, 2020, our materials business EAM, a manufacturer of high quality airlaid and ultrathin laminated cores, previously reported under our Personal Care segment is now presented under our Pulp and Paper segment. Prior period segment results have been restated to the new segment presentation with no significant impact on segment results. There were no changes to our consolidated sales or operating income.

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.